Exhibit 10.4

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

INDEX TO PATENT AND KNOW HOW EXCLUSIVE LICENSE AGREEMENT

BETWEEN

NUPOTENTIAL, INC.

AND

SALARIUS PHARMACEUTICALS, LLC

PATENT AND KNOW HOW EXCLUSIVE LICENSE AGREEMENT

BETWEEN

NUPOTENTIAL, INC.

AND

SALARIUS PHARMACEUTICALS, LLC

NUPOTENTIAL FILE NUPOTENTIAL-2018-LIC-010

This Agreement is effective as of the 18th day of December, 2018 (the EFFECTIVE DATE), between Salarius Pharmaceuticals, LLC, a Delaware limited liability company, with offices located at 2450 Holcombe Blvd., Ste. J-608, Houston, TX 77021 USA (LICENSEE), and NuPotential, Inc., a Delaware incorporated company, with offices located at Louisiana Emerging Technology Center, 340 E. Parker Blvd., Baton Rouge, LA 70803 (NUPOTENTIAL).

ARTICLE 1 – DEFINITIONS

1.1 AFFILIATE of LICENSEE shall mean a company or other person controlling, controlled by, or under common control with LICENSEE, where “control” shall mean the direct or indirect control by ownership or otherwise of more than fifty percent (50%) of the outstanding voting shares or voting rights, or other similar measure of control.

1.2 FIELD OF USE means all uses of DNA methyltransferase 1 (DNMT1) focused on modulating epigenetic targets.

1.3 FIRST COMMERCIAL SALE means the first commercial sale of any LICENSED PRODUCT by LICENSEE, or its AFFILIATES or SUBLICENSEE under this Agreement in the FIELD OF USE in the TERRITORY in such country, after such LICENSED PRODUCT has been granted marketing approval for distribution, marketing and sale. For the avoidance of doubt, FIRST COMMERCIAL SALE excludes a sale or use of a LICENSED PRODUCT solely for charitable or philanthropic, promotional (including samples), trials, such as field trials or clinical trials (animal or human), or regulator purposes to obtain U.S. Food and Drug Administration (“FDA”) or other governmental approvals to market LICENSED PRODUCTS.

1.4 FUND RAISING SUPPORT MILESTONE shall mean the milestone set forth in Section 3.12 of this Agreement.

1.5 KNOW HOW means any information, data, process, method, or know how that is not disclosed otherwise publicly known and was developed by Kenneth J. Eilertsen prior to the Effective Date and on or before his full-time employment at Louisiana State University and any information, data, process, method, or know how that is not otherwise publicly known and was developed by Kenneth J. Eilertsen that is useful or necessary in the commercialization of the LICENSED PRODUCTS in the FIELD OF USE in the TERRITORY up until the later to occur of the following: a) the last day NUPOTENTIAL’s designee serves on the Board of LICENSEE(or its successor-in-interest); or b) five (5) years from the EFFECTIVE DATE.

1.6 LICENSED PRODUCT(S) means a product or part of a product in the licensed FIELD OF USE:

(a)

for which, absent this Agreement, the making, using, importing or selling, would infringe, induce infringement, or contribute to infringement of an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any such product or product part is made, used, imported, offered for sale or sold; or

(b)

that is otherwise covered by or included in KNOW HOW and where valid enforceable PATENT RIGHTS exist but expressly excluding know how in the current knowledge of Licensee and know how developed by Licensee without reference to the KNOW HOW.

(c)	That emanates directly from a compound provided by NUPOTENTIAL.

1.7 NET SALES means, on a country-by-country bases and LICENSED PRODUCT-by-LICENSED PRODUCT basis, the amount billed or invoiced on sales, rental, lease, or use, however characterized, by LICENSEE and SUBLICENSEES for LICENSED PRODUCTS to unrelated third parties, less

(a)	discounts allowed in amounts customary in the trade;

(b)	sales tax, tariffs, duties and use tax included in bills or invoices with reference to particular sales and actually paid by LICENSEE to a governmental unit;

(c)	outbound transportation prepaid or allowed; or

(d)	amounts refunded or credited on returns.

No deductions shall be made for the cost of collections or for commissions, whether paid to independent sales agents or employees of LICENSEE.

Whenever the term LICENSED PRODUCT may apply to a product during various stages of manufacture, use, sale, or other transfer, NET SALES shall be based on the amount derived from the sale, distribution or use of such LICENSED PRODUCT at the stage of its highest billed or invoiced value to an arms-length third party.

Subject to the above deductions, NET SALES shall be deemed to occur on, and only on, the FIRST COMMERCIAL SALE to a non-sublicensee third party.

1.8 PATENT COUNTRY means any country in which at least one unexpired patent application or patent within PATENT RIGHTS is currently pending or issued.

1.9 PATENT RIGHTS means NUPOTENTIAL’s legal rights under the patent laws of the United States or relevant foreign countries directly attributable to NUPOTENTIAL’s information for all of the following:

(a)

the United States and foreign patents and/or patent applications listed in Appendix A; nonprovisional applications claiming priority under 35 U.S.C. § 119(e) from any provisional applications listed in Appendix A; and divisionals and continuations of any of the above applications;

(b)	United States and foreign patents issued from the applications described above in part (a);

(c)

claims in all foreign patent applications, and in resulting patents, that are directed to subject matter specifically described in the United States patents and/or patent applications described in (a) or (b) above;

(d)	claims in all patent applications, and in the resulting patents, that are directed to subject matter specifically described as of the EFFECTIVE DATE in the NUPOTENTIAL files listed in Appendix A; and

(e)	any reissued or reexamined patents based upon the United States patents described in (a), (b) or (d) above.

1.10 ROYALTY PERIOD(S) means the three-month periods ending on the last days of March, June, September, and December.

1.11 LICENSEE ROYALTY or LICENSEE ROYALTIES mean the amount actually received by LICENSEE as a royalty from SUBLICENSEES for LICENSED PRODUCTS

1.12 SUBLICENSEE(S) means any person or entity sublicensed by LICENSEE under this Agreement.

1.13 TERRITORY means world-wide.

ARTICLE 2 – GRANT OF LICENSE

2.1 Subject to the terms and conditions of this Agreement, NUPOTENTIAL hereby grants to LICENSEE an exclusive royalty-bearing license under the PATENT RIGHTS and KNOW HOW, with the right to grant sublicenses in accordance with Article 6, in the FIELD OF USE in the TERRITORY to make, have made, import, use, offer for sale and sell LICENSED PRODUCTS. In each PATENT COUNTRY, this license is for PATENT RIGHTS and KNOW HOW. In all countries other than the PATENT COUNTRIES, this license is for KNOW HOW only.

2.2 The license granted to LICENSEE, in Section 2.1 of this Agreement, shall extend to an AFFILIATE of LICENSEE as well, provided that NUPOTENTIAL receives written notice of the identity of the AFFILIATE. The activities of the AFFILIATE under the Agreement shall then be deemed to be the activities of LICENSEE. The rights of an AFFILIATE under the Agreement shall continue so long as either AFFILIATE or LICENSEE perform the obligations to NUPOTENTIAL hereunder.

2.3 NUPOTENTIAL retains the right, on behalf of itself and all other non-profit academic research institutions to practice the PATENT RIGHTS and KNOW HOW for non-commercial research purposes.

2.4 In a particular PATENT COUNTRY, in the event that: (1) all issued and unexpired patents have claims held permanently revoked, unenforceable or invalid by a decision of a court or governmental agency or competent jurisdiction, unappealable or unappealed within the time allowed for appeal within PATENT RIGHTS; or (2) all issued and unexpired patents have claims admitted to be invalid or unenforceable through reissue, reexamination or disclaimer or otherwise; or (3) no claims within PATENT RIGHTS have issued within five (5) years after the earliest filing date from which such claim takes priority; then thereafter in that country the license shall be one to KNOW HOW only for which no royalty shall be due. If a claim within PATENT RIGHTS issues after five (5) years after the earliest filing date for which such claim takes priority, from that point forward (but not retroactively), the royalty rate under Section 3.1(c) in that country shall, from that point forward (but not retroactively), be the PATENT COUNTRY rate, until such patent’s claims are (1) expired; or (2) held permanently revoked, unenforceable or invalid by a decision of a court or governmental agency or competent jurisdiction, unappealable or unappealed within the time allowed for appeal within PATENT RIGHTS; or (3) admitted to be invalid or unenforceable through reissue, reexamination or disclaimer or otherwise, then thereafter in that country the license shall be one to KNOW HOW only for which no royalty shall be due.

2.5 Nothing in the Agreement shall be construed as granting by implication, estoppel, or otherwise any licenses or rights under any patents, patent applications, or know how other than the express license under the PATENT RIGHTS or under KNOW HOW granted in Section 2.1, regardless of whether such patents, patent applications, or know how are dominant of or subordinate to any rights within the PATENT RIGHTS.

2.6 NUPOTENTIAL further reserves to the United States Government all rights that may be required by research funding agreements between NUPOTENTIAL and the United States Government pursuant to 35 U.S.C. §200 et seq. and applicable implementing regulations.

ARTICLE 3 – CONSIDERATION

3.1 LICENSEE shall pay running royalties and fees to NUPOTENTIAL until the expiration date of the last to expire of PATENT RIGHTS, as long as LICENSEE is utilizing KNOW HOW that is proprietary to NUPOTENTIAL and where valid enforceable PATENT RIGHTS exist unencumbered by government regulation which prevents exclusivity or until this Agreement is otherwise terminated. Consideration for the license shall include the following:

[ *** ] = Confidential material redacted and filed separately with the Commission.

(a)

A LICENSE ISSUE FEE of half of a percent (0.50%) of fully-diluted OWNERSHIP UNITS of LICENSEE (or the equivalent security in a successor entity referred to herein as OWNERSHIP UNITS) upon signing this Agreement measured at the close of the Series A Tranche 2 (approximately 18,000 fully diluted units resulting in approximately 90 common units), issuable within 30 business days of closing of Series A Tranche 2. If requested by LICENSEE, NUPOTENTIAL hereafter will execute a proxy for the voting of any OWNERSHIP UNITS earned by NUPOTENTIAL.

(b)

INITIAL FUNDRAISING SUPPORT FEE of an additional half of a percent (0.50%) of fully-diluted OWNERSHIP UNITS of LICENSEE upon signing the license agreement measured at the close of Series A and any contingent/concurrent financing prior to a Form S-4 SEC filing, provided at least $1M in financing attributable to fund raising support has occurred, issuable within 30 business days of filing of the Form S-4. Fully-diluted OWNERSHIP UNITS will be set at the filing of the Form S-4.

(c)	Payment on LICENSEE ROYALTIES in the following amounts:

i.

Prior to LICENSEE receiving cumulative LICENSEE ROYALTIES of[ *** ], LICENSEE shall pay NUPOTENTIAL [ *** ] of LICENSEE ROYALTIES (cash or other non-cash payments on LICENSEE ROYALTIES to NUPOTENTIAL) under a sublicense of PATENT RIGHTS and KNOW HOW for the use of DNA methyltransferase (DNMT) focused on modulating epigenetic targets for the treatment of cancer.

ii.

After LICENSEE receives cumulative LICENSEE ROYLATIES of more than [ *** ], LICENSEE shall pay NUPOTENTIAL [ *** ] of LICENSEE ROYALTIES (cash or other non-cash payment on LICENSEE ROYALTIES to NUPOTENTIAL) under a sublicense of PATENT RIGHTS and KNOW HOW for the use of DNA methyltransferase (DNMT) focused on modulating epigenetic targets for the treatment of cancer.

(d)

If LICENSEE makes NET SALES directly, then running royalties equal to [ *** ] of NET SALES in each PATENT COUNTRY. The PATENT COUNTRY rate (i.e.,[ *** ]) shall apply to any LICENSED PRODUCTS that is made, used, sold, offered for sale, or imported in any PATENT COUNTRY, regardless of whether other acts concerning that LICENSED PRODUCTS occur outside a PATENT COUNTRY. If LICENSEE makes any sales to any party affiliated with LICENSEE, or in any way directly or indirectly related to or under the common control with LICENSEE, at a price less than the regular price charged to arm’s length third parties, the running royalties payable to NUPOTENTIAL shall be computed on imputed NET SALES equal to the regular price charged to arm’s-length third parties.

(e)

[ *** ] of any consideration that is not based on NET SALES (e.g., milestone payments, sublicense issue fees, sublicense maintenance fees, etc.) that LICENSEE receives from SUBLICENSEES or assignees in consideration for rights to practice under the PATENT RIGHTS or KNOW HOW, excepting only research and development funding. If LICENSEE is required to pay additional royalties, damages or other

[ *** ] = Confidential material redacted and filed separately with the Commission.

amounts for additional licenses from third parties to commercialize LICENSED PRODUCTS, then LICENSEE shall be entitled to deduct from the royalties payable to NUPOTENTIAL under Section 3.1(c) with respect to NET SALES, [ *** ] of such third-party payments; provided that in no event shall the royalties that would have been payable to NUPOTENTIAL under Section 3.1(c) be reduced by more than [ *** ] absent such reductions in any ROYALTY PERIOD.

(f)	There is no annual minimum royalty and annual license fee required under this Agreement.

(g)

In the event LICENSEE files an Investigational New Drug Application (IND) or the foreign equivalent to an IND in a PATENT COUNTRY for a LICENSED PRODUCT, NUPOTENTIAL shall receive an additional [ *** ] of fully diluted OWNERSHIP UNITS OF LICENSEE as measured on the filing of a SEC Form S-4 such OWNERSHIP UNITS issuable within thirty (30) days of the filing of an IND.

(h)

In the event LICENSEE first receives regulatory approval for the sale of an Investigational New Drug Application (IND) or the foreign equivalent to an IND in a PATENT COUNTRY for a LICENSED PRODUCT, NUPOTENTIAL shall receive an additional [ *** ] of fully diluted OWNERSHIP UNITS OF LICENSEE as measured on the filing of a SEC Form S-4 such OWNERSHIP UNITS issuable within thirty (30) days of the filing of an IND.

3.2 LICENSEE shall be responsible for the payment of all taxes, duties, levies, and other charges, subject to the deduction from NET SALES allowed by Section 1.7(b).

3.3 NUPOTENTIAL shall cooperate reasonably with LICENSEE and share interests in the event the parties elect to assert, that the LICENSEE and/or NUPOTENTIAL is exempt from any tax or deduction of any government impacting the LICENSEE. NUPOTENTIAL represents that, as of the EFFECTIVE DATE, NUPOTENTIAL is not aware of any taxes, duties, levies, or other charges imposed by the United States or by any state of the United States that have been levied upon running royalties payable to NUPOTENTIAL under NUPOTENTIAL’s previously-executed intellectual property licenses.

3.4 LICENSEE is not obligated to pay multiple running royalties to NUPOTENTIAL if any LICENSED PRODUCT is covered by more than one claim of PATENT RIGHTS, or by more than one patent application or patent within PATENT RIGHTS.

3.5 Payments due to NUPOTENTIAL shall be paid to “NuPotential, Inc.” in United States dollars in Baton Rouge, Louisiana, sent as provided in Article 13 or at such other place as NUPOTENTIAL may reasonably designate consistent with the laws and regulations controlling in any country. At NUPOTENTIAL’s request, LICENSEE shall remit payments either by ACH transfer or by check drawn upon a United States bank.

3.6 In computing running royalties, LICENSEE shall convert any revenues it receives in foreign currency into its equivalent in United States dollars at the exchange rate LICENSEE, using its standard accounting procedures, uses to make reports to relevant regulatory and taxing authorities, as long as such accounting procedures are consistent with fair business practices and generally accepted accounting principles.

3.7 Running royalty payments shall be made on an annual basis with submission of the reports required by Article 4. All amounts due under this Agreement, including amounts due for the payment of patent expenses, shall, if overdue, bear interest until payment at a per annum rate five percent (5%) or at the highest allowed rate if a lower rate is required by law. The payment of such interest shall not foreclose NUPOTENTIAL from exercising any other rights it may have resulting from any late payment.

3.8 All amounts paid to NUPOTENTIAL by LICENSEE under this Agreement shall be non-refundable.

3.9 So long as LICENSEE remains an LLC, NUPOTENTIAL shall be issued pre-emptive rights (follow-on investment rights) to purchase additional OWNERSHIP UNITS based on the price of the most current open financing round in order to maintain its equity position in LICENSEE with regard to all equity raised between $9 million and $25 million in aggregate equity funding of LICENSEE. Such preemptive rights must be exercised or will expire before LICENSEE enters into any transaction in which it ceases to be an LLC. LICENSEE will give NUPOTENTIAL 3 days prior notice of such transaction.

3.10 If NUPOTENTIAL and LICENSEE disagree in good faith as to whether certain payments are due to NUPOTENTIAL, then the procedures of this Sections 3.11.2-3.11.4 shall be followed to place the disputed amounts into escrow. If these procedures are followed, then LICENSEE shall not be deemed to be in default for failure to make the disputed payments timely. If these procedures are not followed, however, then NUPOTENTIAL shall give LICENSEE notice that NUPOTENTIAL believes LICENSEE to be in default for failure to make payments timely under the Agreement and LICENSEE shall have 60 days to cure such alleged default.

3.11 NUPOTENTIAL will be entitled to FUND RAISING SUPPORT MILESTONES earned prior to the point the Series A and/or other fund-raising closes prior to the filing of SEC Form S-4 in the following amounts:

(a)

FUND RAISING SUPPORT MILESTONE equal to .5% of all financing (Series A and other financing that may be offered by LICENSEE as a private company. FUND RAISING SUPPORT MILESTONES are not applicable to any offerings LICENSEE may engage in as a public company) attributed to NUPOTENTIAL prior to these securities closing. The .5% milestone shall be calculated as follows: Series A Amount Raised Attributed to NUPOTENTIAL times .5% divided by $1,089 which will equate to the number of OWNERSHIP UNITS that will be issued to NUPOTENTIAL.

(b)

In the case of other securities, the .5% milestone shall be calculated as follows: other security amount raised attributed to NUPOTENTIAL times .5% divided by pre-money security unit valuation in dollars which will equate to the number of Units or Shares to be issued to NUPOTENTIAL.

In the event LICENSEE does not file a Form S-4 SEC as planned, this Agreement will remain in force until terminated.

3.12 Upon execution of this Agreement, NUPOTENTIAL will have the right to designate one observer to observe all activity of the LICENSEE Board of Managers (currently Joe Lovett) until such time as LICENSEE ceases to be an LLC. Examples of OWNERSHIP UNITS due to NUPOTENTIAL from LICENSEE are outlined in Appendix B attached hereto.

ARTICLE 4 – REPORTS

4.1 After FIRST COMMERCIAL SALE, LICENSEE shall provide to NUPOTENTIAL a written annual report on or before July 31 of each calendar year (including the July 31 following any termination of this Agreement). LICENSEE shall report to NUPOTENTIAL for all ROYALTY PERIODS in the previous twelve months:

(a)	number of LICENSED PRODUCTS sold by LICENSEE and all SUBLICENSEES;

(b)	total billings for LICENSED PRODUCTS sold by LICENSEE and all SUBLICENSEES;

(c)	deductions applicable as provided in the definition for NET SALES in Section 1.7;

(d)	any consideration due on additional payments from SUBLICENSEES under Section 3.1(b);

(e)	total running royalties of NET SALES due under Section 3.1(c); and

(f)	names and addresses of all SUBLICENSEES.

4.2 LICENSEE shall keep, and shall require all SUBLICENSEES to reasonably keep, true and accurate records containing data reasonably required for the computation and verification of payments due under this Agreement.

The terms of this Article shall survive any termination of this Agreement. NUPOTENTIAL is responsible for all expenses of such inspection, except that if any inspection reveals an underpayment greater than ten percent (10%) of the amounts due NUPOTENTIAL for any ROYALTY PERIOD, then LICENSEE shall pay all expenses of that inspection and the amount of the underpayment and interest, at the rate specified in Section 3.8 above, to NUPOTENTIAL within thirty (30) days of written notice thereof. LICENSEE shall also reimburse NUPOTENTIAL for reasonable expenses required to collect any amount underpaid. If the inspection reveals an overpayment greater than ten percent (10%) of the amounts due NUPOTENTIAL for any ROYALTY PERIOD, then NUPOTENTIAL shall remit such overcompensation and interest, at the rate specified in Section 3.8 above, to LICENSEE within thirty (30) days of the inspection report received by NUPOTENTIAL.

ARTICLE 5 – NO DILIGENCE

5.1 LICENSEE will have no responsibility to develop LICENSED PRODUCTS into marketable products.

ARTICLE 6 – SUBLICENSING

6.1 LICENSEE shall notify NUPOTENTIAL in writing and shall send NUPOTENTIAL a copy of every sublicense agreement and each amendment thereto within thirty (30) days after execution.

6.2 LICENSEE shall contemporaneously send to NUPOTENTIAL copies of any and all sublicense along with a certification that the sub-license is at least as restrictive as the License.

6.3 LICENSEE shall not receive from a SUBLICENSEE anything of material value other than cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of NUPOTENTIAL.

6.4 In the event this Agreement is terminated, each sublicense granted hereunder shall continue in full force in effective and sublicensees shall immediately and automatically step into the shoes of LICENSEE and make payments directly to NUPOTENTIAL as if LICENSEE. All sublicenses granted hereunder shall so provide.

6.5 LICENSEE shall cause every sublicense to provide LICENSEE the right to assign its rights under the sublicense to NUPOTENTIAL. Any such assignment is subject to the limitations of Article 14.13 herein and, to be effective.

6.6 No SUBLICENSEE shall have the right to grant further sublicenses without the express written permission of LICENSEE.

6.7 In the event that any SUBLICENSEE fails to make payment to LICENSEE for use of the LICENSED PRODUCTS, LICENSEE shall use all reasonable commercial and legal efforts to collect such payment. However, if such collection efforts are unsuccessful, LICENSEE shall have no obligation to pay any royalty on any uncollected amounts and any such royalty paid on amounts determined to be uncollected shall be credited against future royalties to be paid to NUPOTENTIAL by LICENSEE. However, NUPOTENTIAL shall have no obligation to refund any such amounts previously paid by LICENSEE to NUPOTENTIAL.

6.8 After notice and the expiration of a sixty (60) day cure period, Failure of LICENSEE to meet any of the obligations in this Article 6 shall be considered a material breach or default of this Agreement under Section 11.3.

ARTICLE 7 – PATENT PROSECUTION AND MAINTENANCE

7.1 NUPOTENTIAL has the right of input on all aspects of drafting, filing, prosecuting, and maintaining all patents and patent applications within the PATENT RIGHTS, including foreign filings and Patent Cooperation Treaty filings. LICENSEE shall, at its own expense, perform all actions and execute or cause to be executed all documents necessary to support any filings, prosecutions, or maintenance. Notwithstanding the foregoing, LICENSEE shall retain patent counsel of LICENSEE’s own choosing, at LICENSEE’s expense, to file, prosecute and maintain patent applications and patents on behalf of NUPOTENTIAL relating to the LICENSED PRODUCTS.

7.2 Each party shall notify the other party of all official communications received by the party relating to the filing, prosecution and maintenance of the patents and patent applications within the PATENT RIGHTS, including any lapse, revocation, surrender, invalidation or abandonment of any of the patents or patent applications which form the basis for the PATENT RIGHTS, and shall make reasonable efforts to allow the other party to review and comment upon such communications.

7.3 LICENSEE shall pay all future legal fees and other costs relating to the filing, prosecution, interference proceedings and maintenance of the PATENT RIGHTS, except as specifically provided in Section 7.4. Such reimbursement shall be made within thirty (30) days of receipt of NUPOTENTIAL’s invoice and shall bear interest, if overdue, at the rate specified in Section 3.8 above. NUPOTENTIAL shall not retain patent counsel for the filing, prosecution, interference proceedings and maintenance of the PATENT RIGHTS, so long as LICENSEE has retained patent counsel on behalf of NUPOTENTIAL and NUPOTENTIAL approves the patent counsel that LICENSEE retained, such approval not to be unreasonably withheld.

7.4 LICENSEE may elect to not reimburse NUPOTENTIAL for fees and costs incurred by NUPOTENTIAL related to a particular patent application or patent within PATENT RIGHTS in a particular country, subject to the terms of this Section 7.4. If LICENSEE makes such an election, LICENSEE shall provide reasonable notice to NUPOTENTIAL in writing. NUPOTENTIAL may then elect to continue the prosecution or maintenance of such application or patent at NUPOTENTIAL’s sole expense, provided that such patent applications and issued patents thereafter shall be excluded from the definition of PATENT RIGHTS.

ARTICLE 8 – ENFORCEMENT

8.1 Each party shall promptly advise the other in writing of any known acts of potential infringement of the PATENT RIGHTS by a third party. LICENSEE has the first option to police the PATENT RIGHTS against infringement by third parties within the TERRITORY in the FIELD OF USE, but LICENSEE shall notify NUPOTENTIAL in writing twenty (20) days before filing any suit or within a shorter period if required to preserve the cause of action under applicable law. This right to police includes defending any action for declaratory judgment of noninfringement or invalidity; and prosecuting, defending or settling all infringement and declaratory judgment actions at LICENSEE’s expense and through counsel of LICENSEE’s selection, except that LICENSEE shall make any such settlement only with the advice and consent of NUPOTENTIAL, such consent shall not be unreasonably withheld. NUPOTENTIAL shall provide reasonable assistance to LICENSEE with respect to such actions, but only if LICENSEE reimburses NUPOTENTIAL for reasonable out-of-pocket expenses incurred in connection with any such assistance rendered at LICENSEE’S request or reasonably required by NUPOTENTIAL. NUPOTENTIAL retains the right to participate, with counsel of its own choosing and at its own expense, in any action under this Section 8.1. LICENSEE shall defend, indemnify and hold harmless NUPOTENTIAL with respect to any claims or counterclaims asserted by an alleged infringer reasonably related to the enforcement of the PATENT RIGHTS, under this Section 8.1 or otherwise, including but not limited to antitrust claims or counterclaims.

8.2 If LICENSEE undertakes to enforce or defend the PATENT RIGHTS by litigation in any country, LICENSEE may withhold up to fifty percent (50%) of running royalties (as described in Article 3.1(b)) due to NUPOTENTIAL for sales in such country in which the litigation is pending to reimburse up to fifty percent (50%) of LICENSEE’s out-of-pocket litigation expenses, including reasonable attorneys’ fees, but not including salaries of LICENSEE’s employees. Such pending litigation does not affect any other payment due to NUPOTENTIAL under this Agreement. If LICENSEE recovers damages in the patent litigation, the award shall be applied first to satisfy LICENSEE’S unreimbursed expenses and legal fees for the litigation, next to reimburse NUPOTENTIAL for any payments under Article 3 which are past due or were withheld pursuant to this Article 8, and then to reimburse NUPOTENTIAL for any other unreimbursed expenses and legal fees for the litigation. The remaining balance shall be divided 90% to LICENSEE and 10% to NUPOTENTIAL.

8.3 If LICENSEE fails to take action to abate an alleged infringement of a patent within the PATENT RIGHTS within sixty (60) days of a request by NUPOTENTIAL to do so (or within a shorter period if required to preserve the legal rights of NUPOTENTIAL under applicable law) then NUPOTENTIAL has the right to take such action (including prosecution of a suit) at NUPOTENTIAL’s expense, and LICENSEE shall use reasonable efforts to cooperate in such action, at LICENSEE’s expense. NUPOTENTIAL has full authority to settle on such terms as NUPOTENTIAL determines, except that NUPOTENTIAL shall not reach any settlement whereby it provides a license for future activities to a third party under the PATENT RIGHTS in the TERRITORY in the FIELD OF USE without the written consent of LICENSEE, which written consent LICENSEE may withhold for any reason. NUPOTENTIAL retains one hundred percent (100%) of any recovery or settlement under this Section 8.3 after reimbursement of NUPOTENTIAL’s out-of-pocket expenses to pursue action.

ARTICLE 9 – NO WARRANTIES; LIMITATION ON NUPOTENTIAL’S LIABILITY

9.1 NUPOTENTIAL, its board members, officers, employees and agents make no representations or warranties that PATENT RIGHTS are or will be held valid or enforceable, nor that the manufacture, importation, use, offer for sale, sale or other distribution of any LICENSED PRODUCTS will be free from infringement of third-party patent rights or other third party rights; nor respecting the scope of any of the PATENT RIGHTS.

9.2 NUPOTENTIAL, ITS BOARD MEMBERS, OFFICERS, EMPLOYEES AND AGENTS MAKE NO REPRESENTATIONS, AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO; IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY LICENSEE OR SUBLICENSEES OF LICENSED PRODUCTS.

9.3 LICENSEE AND SUBLICENSEES ASSUME THE ENTIRE RISK AS TO PERFORMANCE OF LICENSED PRODUCTS. In no event shall NUPOTENTIAL, including its board members, officers, employees and agents, be responsible or liable for any direct, indirect, special, incidental, or consequential damages or lost profits or other economic loss or damage with respect to LICENSED PRODUCTS, to LICENSEE, SUBLICENSEES or any other person or entity regardless of legal theory. The above limitations on liability apply even though NUPOTENTIAL, its board members, officers, employees or agents may have been advised of the possibility of such damage.

9.4 LICENSEE shall not, and shall require that its SUBLICENSEES do not, make any statements, representations or warranties whatsoever to any person or entity, or accept any liabilities or responsibilities whatsoever from any person or entity that are inconsistent with this Article 9.

ARTICLE 10 – INDEMNITY; INSURANCE

10.1 LICENSEE shall defend, indemnify and hold harmless and shall require all SUBLICENSEES to defend, indemnify and hold harmless NUPOTENTIAL, its board members, officers, employees and agents, from and against any and all claims of any kind arising out of or related to the exercise of any rights granted LICENSEE under this Agreement or the breach of this Agreement by LICENSEE.

10.2 NUPOTENTIAL is entitled to participate at its option and expense through counsel of its own selection and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Section 10.1 above.

10.3

(a) Prior to the occurrence of any of the activities specified in subsection (b), LICENSEE shall purchase and maintain in effect a commercial general liability insurance policy, including product liability coverage, in the amount determined as set forth in subsection (c). Such policy shall provide reasonable coverage for all claims with respect to any LICENSED PRODUCTS manufactured, used, sold, licensed, or otherwise distributed by LICENSEE.

(b) LICENSEE shall obtain the requisite insurance coverage prior to any manufacture of, use of, distribution of, sale of, offer for sale of, importation of, or commercial activity involving any LICENSED PRODUCT, including use in any clinical trial.

(c) LICENSEE shall obtain the requisite insurance coverage in amounts consistent with industry practice applicable to the activity to be undertaken with the LICENSED PRODUCT. LICENSEE shall provide NUPOTENTIAL with written notice of the amount of insurance LICENSEE intends to obtain and which LICENSEE believes to be consistent with industry practice. NUPOTENTIAL shall have the right to review this amount and shall have the right to require LICENSEE to increase the amount, consistent with current industry practice.

(d) All insurance obtained pursuant to this Section 10.3 shall be with an insurer with a current A.M. best rating of A+8 or better.

(e) All insurance obtained pursuant to this Section 10.3 shall specify as additional insureds the Board of Supervisors of Louisiana State University and Agricultural and Mechanical College, including its board members, officers, agents and employees.

(f) Prior to commencing any of the activities described in subsection (b), LICENSEE shall furnish to NUPOTENTIAL a certificate of insurance evidencing that it has obtained the amount and type of insurance required pursuant to this Section 10.3.

(g) LICENSEE shall furnish current certificate(s) of insurance evidencing the required insurance coverage on an annual basis in the annual report due each July 31 under the provisions of Section 4.1. At any time, NUPOTENTIAL shall have the right to review the amount of insurance and to require LICENSEE to increase the amount, consistent with then-current industry practice.

(h) The provisions of this Section 10.3 shall apply equally to any SUBLICENSEE (including any other authorized transferee of LICENSEE’s interest which, for purposes of this Section 10.3(h) only, shall be considered a SUBLICENSEE). Any contract or agreement between LICENSEE and SUBLICENSEE shall require that SUBLICENSEE comply with all insurance requirements provided for in this Section 10.3 in the same manner required of LICENSEE, including, but not limited to, the requirements for determining the amount, obtaining, and providing evidence of insurance to NUPOTENTIAL. No SUBLICENSEE shall commence any of the activities described in subsection (b) without complying with the provisions of this Section 10.3 in the same manner required of LICENSEE.

ARTICLE 11 – TERM AND TERMINATION

11.1 Consistent with Section 2.4, unless terminated sooner, this LICENSEE terminates as provided in this Article 11, this Agreement shall expire on a country-by-country bases for the longer of (i) the last-to-expire of the licensed PATENT RIGHTS in such country or (ii) 20 years from the EFFECTIVE DATE for the licensed KNOW HOW.

11.2 If LICENSEE ceases to carry on its business (or that part of its business pertaining to LICENSED PRODUCTS), then this Agreement shall terminate upon written notice by NUPOTENTIAL.

11.3 If LICENSEE fails to make any payment due to NUPOTENTIAL, NUPOTENTIAL shall have the right to terminate this Agreement after detailed written notice of the alleged payment default and the expiration of a sixty (60) days’ cure period after such notice.

11.4 Upon any material breach or default of this Agreement by LICENSEE other than those occurrences listed in Sections 11.2 and 11.3 (the terms of which shall take precedence over this Section 11.4, where applicable), NUPOTENTIAL shall have the right to terminate this Agreement upon the expiration of a sixty (60) days cure period.

11.5 In the event LICENSEE brings a civil action seeking, through ordinary, declaratory or any other form of relief, to invalidate any patent licensed under this Agreement, NUPOTENTIAL may immediately terminate this Agreement upon written notice to LICENSEE.

11.6 LICENSEE has the right to terminate this Agreement at any time on sixty (60) days’ written notice to NUPOTENTIAL, with or without cause. In such a case, LICENSEE shall:

(a)	pay all amounts due NUPOTENTIAL through the EFFECTIVE DATE of the termination;

(b)	submit a final report in compliance with Section 4.2;

(c)

return any confidential or trade secret materials provided to LICENSEE by NUPOTENTIAL in connection with this Agreement; or, with prior written approval by NUPOTENTIAL, destroy such materials, and certify in writing that such materials have all been returned or destroyed;

(d)	suspend its use of the LICENSED PRODUCT(S);

(e)

provide NUPOTENTIAL with all unpatented data and know-how developed by LICENSEE in the course of LICENSEE’s efforts to develop LICENSED PRODUCTS. NUPOTENTIAL shall have the right to use such data and know-how for any purpose whatsoever, including the right to transfer same to future licensees; and

(f)	provide NUPOTENTIAL with a copy of any regulatory data or information filed with any U.S. or foreign government agency with respect to LICENSED PRODUCTS.

11.7 Upon any termination of this Agreement, and except as expressly provided herein to the contrary, all rights and obligations of the parties hereunder shall cease, except any previously accrued rights and obligations and further as follows:

(1)	Obligations to pay running royalties and other sums accruing hereunder through the day of termination, and to make a final report under Section 4.2;

(2)	NUPOTENTIAL’s rights to inspect books and records as described in Article 4, and LICENSEE’s obligations to keep such records for the required time;

(3)	Obligations to hold harmless, defend and indemnify NUPOTENTIAL and its board members, officers, employees and agents, and to maintain insurance, and all other obligations under Article 10;

(4)	Any cause of action or claim of LICENSEE or NUPOTENTIAL accrued or to accrue because of any breach or default by the other party hereunder;

(5)	The provisions of Articles 1, 9, 13 and 14; and

(6)

All other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

ARTICLE 12 – REGISTRATION AND RECORDATION

12.1 If the terms of this Agreement, or any assignment or license under this Agreement are or become such as to require that the Agreement or license or any part thereof be registered with or reported to a national or supranational agency of any area in which LICENSEE or SUBLICENSEES would do business, then LICENSEE will, at its own expense, undertake such registration or report. Prompt notice and appropriate verification of the act of registration or report or any agency ruling resulting from it will be supplied by LICENSEE to NUPOTENTIAL.

12.2 LICENSEE shall also carry out, at its expense, any formal recordation of this Agreement or any license herein granted that the law of any country requires as a prerequisite to enforceability of the Agreement or license in the courts of any such country or for other reasons and shall promptly furnish to NUPOTENTIAL appropriately verified proof of recordation.

ARTICLE 13 – NOTICES

13.1 Any notice, request, report or payment required or permitted under this Agreement shall be effective when deposited in the United States Mail, first class prepaid to the address set forth below, or such other address as such party specifies by written notice given in conformity herewith. Any notice, request, report or payment given by any other means is not effective until actually received by an authorized representative of a party.

To NUPOTENTIAL (All correspondence including payments):

Kenneth J. Eilertsen

340 E. Parker Blvd.

Baton Rouge, LA 70803

To LICENSEE:

David Arthur

2450 Holcombe Boulevard, Suite J-608,

Houston TX 77021

ARTICLE 14 – MISCELLANEOUS PROVISIONS

14.1 This Agreement shall be construed, governed, interpreted and applied according to the laws of the United States and of the State of Texas, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

14.2 In the event of a controversy or claim arising out of or relating to this Agreement, the PATENT RIGHTS, or the KNOW HOW, or to the breach, validity, or termination of this Agreement or to the validity, infringement, or enforceability of PATENT RIGHTS, the parties shall first negotiate in good faith for a period of sixty (60) days to try to resolve the controversy or claim. If the controversy or claim is unresolved after these negotiations, the parties shall then make good-faith efforts for sixty (60) days to mediate the controversy or claim in Houston, Harris County, Texas before a mediator selected by the International Institute for Conflict Prevention and Resolution, (New York, New York) (CPR), under CPR’s Mediation Procedure then in effect. If the controversy or claim is unresolved after mediation, on the written demand of either party any controversy arising out of or relating to this Agreement or to the breach, termination, or validity of this Agreement shall be settled by binding arbitration in Houston, Harris County, Texas in accordance with CPR’s Rules for Non-Administered Arbitration of Patent and Trade Secret Disputes then in effect, before a single arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All applicable statutes of limitation and defenses based on the passage of time shall be tolled while the procedures described in this Section 14.2 are pending. NUPOTENTIAL and LICENSEE shall each take such action, if any, required to effectuate this tolling. Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement. Otherwise, any controversy arising under or relating to this Agreement, or the breach, termination, or validity of this Agreement, may be adjudicated only in a court, state or federal, having jurisdiction over the subject matter and including Houston, Harris County, Texas within its territorial district. Both parties consent to the jurisdiction and venue of such a court. A party’s right to demand arbitration of a particular dispute arising under or related to this Agreement, or the breach, termination, or validity of this Agreement, shall be waived if that party either: (1) brings a lawsuit over that controversy or claim against the other party in any state or federal court; or (2) does not make a written demand for mediation, arbitration, or both within 60 days of service of process on that party of a summons or complaint from the other party instituting such a lawsuit in a state or federal court of competent jurisdiction. As a condition precedent to any mediation, arbitration or lawsuit brought by LICENSEE, an AFFILIATE, or any SUBLICENSEE challenging the validity of a United States patent within Licensed Patents, where that validity is challenged in whole or in part on the basis of prior art consisting of patents or printed publications, the challenger of that validity must first request reexamination of the challenged patent in the United States Patent and Trademark Office based on that prior art, and must await either the denial of the reexamination request, or if the request is granted, the conclusion of reexamination proceedings, before filing any such lawsuit or bringing any such mediation or arbitration.

14.3 NUPOTENTIAL and LICENSEE agree that this Agreement sets forth their entire understanding concerning the subject matter of this Agreement, and that no modification of the Agreement will be effective unless both NUPOTENTIAL and LICENSEE agree to it in writing. LICENSEE shall reimburse NUPOTENTIAL for any legal expenses incurred in connection with negotiating any amendments to this Agreement that may be requested by LICENSEE, regardless of whether the amendment is ultimately executed by the parties.

14.4 This Agreement constitutes the terms under which NUPOTENTIAL will disclose to LICENSEE proprietary and confidential information and materials of NUPOTENTIAL (CONFIDENTIAL INFORMATION). The sole purpose of these disclosures is to allow LICENSEE the ability to make, have made, import, use, offer for sale and sell any LICENSED PRODUCT associated with any PATENT RIGHTS or KNOW HOW. LICENSEE agrees that neither it nor its officers, directors, or employees, except to the extent authorized by NUPOTENTIAL in writing, will use such CONFIDENTIAL INFORMATION for any other purpose.

14.4.1 LICENSEE shall limit disclosure of the CONFIDENTIAL INFORMATION to those of its officers, directors, or employees whom LICENSEE considers necessary to complete the work associated with this Agreement. All such individuals to whom LICENSEE will disclose any CONFIDENTIAL INFORMATION shall be bound to the non-disclosure terms and scope of use as described herein.

14.4.3 No obligation of confidentiality shall exist as to such proprietary and confidential information and material that:

(a)	at the time of receipt is public knowledge, or after receipt becomes public knowledge through no act or omission of LICENSEE;

(b)	was known to LICENSEE as evidenced by written records prior to the disclosure by NUPOTENTIAL;

(c)	is received from a third party who did not, directly or indirectly, obtain the information or material from NUPOTENTIAL; or

(d)	is required to be disclosed by a court or government agency, provided that NUPOTENTIAL is given reasonable notice and opportunity to contest the required disclosure.

14.4.4 Any and all proprietary written materials or other information in tangible form, including all copies thereof, received by LICENSEE from NUPOTENTIAL shall, upon request, be immediately returned.

14.4.5 In the event that LICENSEE or any of its officers, directors, or employees breach the obligation of confidentiality contained herein, they will be liable to NUPOTENTIAL, not only for damages to NUPOTENTIAL arising out of such breach, but also for reasonable attorney’s fees and reasonable costs incurred by NUPOTENTIAL in enforcing the obligations of this Agreement.

14.5 If a court of competent jurisdiction or an arbitrator finds any term of this Agreement invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove the invalidity, illegality or unenforceability, and without in any way affecting or impairing the remaining terms.

14.6 LICENSEE agrees to mark all LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked to comply with the patent laws and practices of the countries of manufacture, use and sale. To the extent that a LICENSED PRODUCT may be oil, gas, or other similar commodity that is placed into a pipeline and cannot easily be thus marked, this Section 14.6 shall not apply.

14.7 No waiver by either party of any breach of this Agreement, no matter how long continuing nor how often repeated, is a waiver of any subsequent breach thereof, nor is any delay or omission on the part of either party to exercise or insist on any right, power, or privilege hereunder a waiver of such right, power or privilege.

14.8 LICENSEE agrees to refrain from using and to require SUBLICENSEES to refrain from using the name of NUPOTENTIAL in publicity or advertising without the prior written approval of NUPOTENTIAL. Reports in scientific literature and presentations of joint research and development work are not considered to be “publicity” for this purpose. Notwithstanding this provision, without prior written approval of NUPOTENTIAL, LICENSEE and SUBLICENSEES may use NUPOTENTIAL’s name in any submission to a government agency as required by law.

14.9 Both parties shall comply with all applicable laws and regulations, including as regards NUPOTENTIAL all securities, laws and regulations of the SEC or any state. By way of example, the parties understand and acknowledge that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including the Export Administration Regulations of the United States Department of Commerce and The International Traffic in Arms Regulations (22 CFR 120-130). These laws and regulations prohibit or require a license for the export of certain types of technical data to specified countries. Both parties shall comply with all United States laws and regulations controlling the export of commodities and technical data and shall be solely responsible for any violation of such laws and regulations on their part, and shall defend, indemnify and hold harmless and its board members, officers, employees and agents if any legal action of any nature results from the violation. Both parties further agree to comply with the Health Insurance Portability and Accountability Act (Public Law 104-191, 110 Stat. 1936 (1996)), and to defend and hold harmless the other party and its board members, officers, employees and agents if any legal action of any nature results from any violation thereof.

14.10 The relationship between the parties is that of independent contractors. Neither party is an agent or employee of the other in connection with the exercise of any rights hereunder, and neither has any right or authority to assume or create any obligation or responsibility on behalf of the other.

14.11 Inventorship for any future inventions, whether resulting from access to NUPOTENTIAL’s know-how and inventions or otherwise, will be determined by the U.S. Patent laws, 35 U.S.C. §1 et seq. If LICENSEE should invoke the CREATE Act (pursuant to 35 U.S.C. §103(c)) to overcome any prior art rejections during the prosecution of LICENSEE-owned patent applications, then all patents obtained by LICENSEE by asserting that this license is a joint research agreement under the CREATE Act will be jointly owned by NUPOTENTIAL and LICENSEE, and NUPOTENTIAL’s rights in such patents will automatically become part of the PATENT RIGHTS licensed under this Agreement.

14.12 Neither party hereto is in default of any provision of this Agreement for any failure in performance resulting from acts or events beyond the reasonable control of such party, such as Acts of God, acts of civil or military authority, civil disturbance, war, strikes, fires, natural catastrophes or other “force majeure” events.

14.13 LICENSEE may not assign this Agreement without the prior written consent of NUPOTENTIAL and shall not pledge any of the license rights granted in this Agreement as security for any creditor. Any attempted pledge of any of the rights under this Agreement or any attempted assignment of this Agreement without the prior written consent of NUPOTENTIAL will be void from the beginning. No assignment by LICENSEE will be effective until the intended assignee agrees in writing to accept all of the terms and conditions of this Agreement.

14.14 LICENSEE shall notify NUPOTENTIAL, if during the term of this Agreement, LICENSEE makes assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy or insolvency are instituted on behalf of or against LICENSEE, or if a receiver or trustee is appointed for the property of LICENSEE. NUPOTENTIAL may then exercise its rights at its election in bankruptcy.

14.15 If it becomes necessary for one party to employ the services of an attorney for the protection and enforcement of its rights under the Agreement, or to compel performance of the other party’s obligations under the Agreement, upon final judgment or award by a court of competent jurisdiction or by an arbitrator, the court or arbitrator in its discretion may order the defaulting party to pay the other party’s reasonable attorney’s fees at both trial and appellate levels.

14.16 NUPOTENTIAL will entertain requests by LICENSEE to allow NUPOTENTIAL employees, acting independently of their employment at NUPOTENTIAL, to serve as consultants to LICENSEE. The terms and conditions of such a consulting agreement shall be negotiated between LICENSEE and the prospective consultant and shall be consistent with the laws of the State of Louisiana and the rules, regulations, and policies of NUPOTENTIAL, including without limitation, Permanent Memorandum 11. It is understood that NUPOTENTIAL employees who act as consultants may not ordinarily grant rights in intellectual property to an outside employer.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

NUPOTENTIAL, INC.	SALARIUS PHARMACEUTICALS, LLC

s/ Kenneth J. Eilertsen	/s/ David Arthur
Signature	Signature
Kenneth J. Eilertsen	David Arthur
CEO	CEO

12/17/2018	12/18/2018
Date	Date

[ *** ] = Confidential material redacted and filed separately with the Commission.

APPENDIX A – INTELLECTUAL PROPERTY

TO THE PATENT AND KNOW HOW NON-EXCLUSIVE LICENSE AGREEMENT

BETWEEN

NUPOTENTIAL, INC.

AND

SALARIUS PHARMACEUTICALS, LLC

EFFECTIVE THE <<20th>> DAY OF DECEMBER 2018

U.S. Patent 7,601,699

U.S. Patent 8,357,666

U.S. Patent 8,987,220

Any application claiming priority to PCT/US2006/029944

Any application claiming priority to PCT/US2009/0269763

Any application claiming priority to PCT/US2010/0159459

KNOW HOW based on two document presentations to LICENSEE as outlined below:

[ *** ]

[ *** ]

APPENDIX B – EXAMPLES OF OWNERSHIP UNITS

(a)	Example 1: NUPOTENTIAL assists in the raise of $999,999 in Series A financing with no contingent financing

i.	Under 3.1 (a), NUPOTENTIAL will receive ~90 OWNERSHIP UNITS

ii.	Under 3.12 (a) NUPOTENTIAL will receive ~46 OWNERSHIP UNITS

iii.

Under these two provisions, NUPOTENTIAL receives a total of ~ 136 OWNERSHIP UNITS valued at ~$148,000 representing ~0.8% of LICENSEE fully-diluted stock at the close of Series A Tranche 2 (estimated at ~18,000 fully-diluted outstanding units)

(b)	Example 2: NUPOTENTIAL assists in the raise of $1,500,000 in Series A financing with no contingent financing

i.	Under 3.1 (a), NUPOTENTIAL will receive ~90 OWNERSHIP UNITS

ii.	Under 3.1 (b), NUPOTENTIAL will receive ~90 OWNERSHIP UNITS

iii.	Under 3.12 (a), NUPOTENTIAL will receive ~69 OWNERSHIP UNITS

iv.	Under these three provisions, NUPOTENTIAL receives a total of ~249 OWNERSHIP UNITS valued at ~$270,000 representing ~1.4% of LICENSEE fully-diluted stock at the close of Series A Tranche 2

(c)	Example 3: NUPOTENTIAL assists in the raise of $1,00,000 in Series A financing and $1,000,000 in contingent financing (valued at $1,600 per unit, inclusive of any discounts)

i.	Under 3.1 (a), NUPOTENTIAL will receive ~90 OWNERSHIP UNITS

ii.	Under 3.1 (b), NUPOTENTIAL will receive ~90 OWNERSHIP UNITS

iii.	Under 3.12 (a) NUPOTENTIAL will receive ~46 OWNERSHIP UNITS

iv.	Under 3.12 (b), NUPOTENTIAL will receive ~31 OWNERSHIP UNITS

v.

Under these four provisions, NUPOTENTIAL receives a total of ~260 OWNERSHIP UNITS valued at ~$416,000 representing ~1.4% of LICENSEE fully-diluted stock at the close of Contingent Financing. Note: this value reflects a step up in value for Series A and licensing fee OWNERSHIP UNITS.

APPENDIX C – STOCK TRANSFER AGREEMENT

THIS UNIT TRANSFER AGREEMENT is effective as of the ____ day of __________, 2018 (the EFFECTIVE DATE), between Salarius Pharmaceuticals, LLC., a Delaware limited liability company, with offices located at 2450 Holcombe Blvd., Ste. J-608, Houston, TX 77021 USA (SALARIUS), and NuPotential, Inc., a Delaware incorporated company, with offices located at Louisiana Emerging Technology Center, 340 E. Parker Blvd., Baton Rouge, LA 70803 (NUPOTENTIAL).

This STOCK TRANSFER AGREEMENT implements the terms of Section 3.11, including subparts, of that certain LICENSE AGREEMENT by and between the SALARIUS and NUPOTENTIAL effective as of ____ ____________, 2018 (LICENSE AGREEMENT). Capitalized terms in this STOCK TRANSFER AGREEMENT shall have the meanings ascribed to such terms in the LICENSE AGREEMENT unless provided otherwise herein.

In accordance with Section 3.11 of the LICENSE AGREEMENT and in further consideration of the mutual promises, covenants and terms hereinafter set forth, the LICENSEE and NUPOTENTIAL hereby agree as follows:

1.0 Issuance of Common Units to NUPOTENTIAL. Subject to the terms set forth in this Agreement, the SALARIUS hereby issues and transfers to NUPOTENTIAL the number of Common Units set forth on Schedule A (the “NUPOTENTIAL Common Units”), which as of the date hereof represents the APPLICABLE PERCENTAGE of all the current issued and outstanding Units of the SALARIUS on a fully diluted basis. “Fully diluted” for purposes of this Agreement shall have the meaning set forth in Section 3.9.1 of the License Agreement. All Units of the NUPOTENTIAL Common Units are evidenced by certificates duly issued and executed by the SALARIUS in the name of NUPOTENTIAL and shall be delivered to NUPOTENTIAL simultaneous with its execution of this Agreement.

2.0 NUPOTENTIAL Common Unit Rights. The NUPOTENTIAL Common Units shall possess all rights and privileges granted to holders of Common Units as provided in the SALARIUS’s Third Amended and Restated LLC Agreement filed October ____, ________ (“LLC Agreement”).

3.0 Representations and Warranties of SALARIUS. SALARIUS hereby represents and warrants to NUPOTENTIAL as follows as of the date hereof:

(a)

Organization; Good Standing; Qualification. SALARIUS is a duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. SALARIUS has the requisite power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. SALARIUS is in good standing and qualified to do business as a foreign corporation in every other jurisdiction where required by law.

(b)

<<Corporate>> Power. SALARIUS has all requisite legal and <<corporate>> power and authority to enter into this Agreement, to issue and transfer the shares to NUPOTENTIAL Common Stock hereunder and to carry out and perform its obligations under the terms of this Agreement.

(c)

Authorization. Issuance of all Units of the NUPOTENTIAL Common Units has been duly authorized, and all such Units are validly issued, fully paid and nonassessable, and free of any liens, encumbrances, or security interests whatsoever; provided, however, that the NUPOTENTIAL Common Units may be subject to restrictions on transfer under state and/or federal securities laws and as set forth in the LLC Agreement.

(d)

Certificate; Bylaws. A true and complete copy of the Certificate, including all amendments thereto, is attached hereto as Exhibit 1. A true and complete copy of the Bylaws of the SALARIUS, including all amendments thereto, is attached hereto as Exhibit 2.

(e)

SALARIUS has the full right, power and authority to enter into this Agreement and to make the representations and warranties contained herein, and this Agreement constitutes the valid and binding obligation of the SALARIUS enforceable in accordance with its terms.

(f)

No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other person, firm or entity on the part of the SALARIUS is required in connection with the valid execution, delivery or performance of this Agreement by the SALARIUS.

4.0 Representations and Warranties of NUPOTENTIAL. NUPOTENTIAL hereby represents and warrants to SALARIUS as follows:

(a)

(i) Except for the transfer of a portion of the NUPOTENTIAL Common Stock as permitted by Section 4(a)(iii), the NUPOTENTIAL Common Stock is being (and with respect to any additional NUPOTENTIAL Common Stock issued to NUPOTENTIAL in the future pursuant to Section 3.11 of the LICENSE AGREEMENT, will be) acquired for NUPOTENTIAL’s own account, for investment and not with a view to, or for the purpose of resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 as amended (SECURITIES ACT) or applicable state securities law.

(ii) NUPOTENTIAL does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or otherwise dispose of the NUPOTENTIAL Common Stock except for transfers to inventor(s) pursuant to Section 4(a)(iii).

(iii) At the request of NUPOTENTIAL, a portion of the NUPOTENTIAL Common Stock may be transferred to and registered in the name of the inventor(s) as permitted by the Regulations of NUPOTENTIAL.

(b)

NUPOTENTIAL understands that the Units NUPOTENTIAL Common Units have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act.

(c)

NUPOTENTIAL has the full right, power and authority to enter into this Agreement and to make the representations and warranties contained herein, and this Agreement constitutes valid and binding obligations of NUPOTENTIAL enforceable in accordance with its terms.

(d)

No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of NUPOTENTIAL is required in connection with the valid execution, delivery or performance of this Agreement by NUPOTENTIAL.

(e)	NUPOTENTIAL is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.0 Legend. NUPOTENTIAL understands and acknowledges that the certificates representing the NUPOTENTIAL Common Units will be endorsed with the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EXCEPT FOR THE TRANSFER OF A PORTION OF THE NUPOTENTIAL COMMON STOCK AS PERMITTED BY SECTION 4(a)(iii) OF THE STOCK TRANSFER AGREEMENT BETWEEN SALARIUS AND NUPOTENTIAL DATED AS OF ______________ ____, 2018, MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

SALARIUS need not register a transfer of any shares of NUPOTENTIAL Common Units and may also instruct its transfer agent not to register the transfer of any Units of NUPOTENTIAL Common Units, unless the conditions specified in the foregoing legend are satisfied.

6.0 Miscellaneous.

(a)

Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in Harris County, Texas.

(b)

Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of SALARIUS or NUPOTENTIAL.

(c)

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. SALARIUS may not assign this Agreement.

(d)

Entire Agreement. This Agreement, including the Exhibits to this Agreement and the License Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Any prior agreements, understandings or representations with respect to the subject matter hereof and thereof, is superseded by this Agreement and the License Agreement and shall have no further force or effect.

(e)

Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent to the parties at their respective addresses set forth on the signature page to this Agreement and shall be effective upon receipt.

(f)

Severability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)	Expenses. Each party shall bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

(h)

Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument. For purposes hereof, facsimile and electronically scanned copies hereof and facsimile and electronically scanned signatures hereof shall be authorized and deemed effective.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Transfer Agreement by their duly authorized officers or representatives.

NUPOTENTIAL, INC.	SALARIUS PHARMACEUTICALS, LLC

/s/ Kenneth J. Eilersten	/s/ David Arthur
Signature	Signature
Kenneth J. Eilertsen	David Arthur
CEO	CEO

12/17/2018	12/18/2018
Date	Date